Exhibit (d)(2)

. The registered holder (the “Holder”) of this Subscription Certificate named below, or the assignee, is entitled to the number of transferable Rights shown above to subscribe for Shares of Common Stock, $ 0 . 001 par value per share (the “Common Stock”), of Tortoise Energy Infrastructure Corporation (the “Company”),in the ratio of one (1) share of Common Stock for each three (3) Rights, pursuant to the primary subscription (the “Primary Subscription”) and upon the terms and conditions and at the price for each Share of Common Stock specified in the Prospectus Supplement, dated May 20 th, 2026 , and the accompanying Prospectus, dated May 8 , 2026 (together the “Prospectus”), relating thereto . If you are a Record Date Stockholder and hold fewer than three (3) shares of Common Stock as of 5 : 00 P . M . , Eastern time, on the Record Date, you are entitled to subscribe for one share of Common Stock . To subscribe for shares of Common Stock, the Holder must present to Computershare Trust Company, N . A . (the “Subscription Agent” or “Computershare”), prior to 5 : 00 P . M . , Eastern time, on the Expiration Date of June 17 , 2026 (unless extended), either : (a) a properly completed and executed Subscription Certificate and a check drawn on a bank located in the United States and payable to “Computershare” for an amount equal to the number of Shares of Common Stock subscribed for under the Primary Subscription (and, if such Holder is a Record Date Stockholder electing to exercise the over - subscription privilege, pursuant to the terms of the over - subscription privilege*) multiplied by the estimated Subscription Price ; or (b) a notice of guaranteed delivery (the “Notice of Guaranteed Delivery”) guaranteeing delivery of a properly completed and executed Subscription Certificate . Notwithstanding the foregoing, Holders who hold shares as a depositary or nominee must make all payments by check of immediately available funds to the account maintained by the Subscription Agent . Under the over - subscription privilege, as described in the Prospectus, any number of additional Shares of Common Stock may be purchased by a Record Date Stockholder if such Shares of Common Stock are available and the owner’s Rights under the Primary Subscription have been fully exercised and the pro rata allocation requirements have been satisfied . Any additional payment required from a participating Holder of Rights must be received by the Subscription Agent by 5 : 00 P . M . , Eastern time, on the Expiration Date of June 17 , 2026 (unless extended) . Any excess payment to be refunded by the company to a Record Date Stockholder who is not allocated the full amount of Shares of Common Stock subscribed for pursuant to the over - subscription privilege will be returned to him or her by mail by the Subscription Agent as promptly as practicable . A participating Holder of Rights will have no right to rescind a purchase after the Subscription Agent has received a properly completed and executed Subscription Certificate and payment by means of a check . This Subscription Certificate shall be governed by and construed in accordance with the laws of the State of Maryland . To subscribe pursuant to the Primary Subscription, three Rights and the estimated Subscription Price, which is $ 43 . 64 are required for each Share of Common Stock, and to subscribe pursuant to the over - subscription privilege, the estimated Subscription Price is required for each Share of Common Stock . Payment of $ 43 . 64 per Share of Common Stock must accompany the Subscription Certificate . SUBSCRIPTION PRICE The estimated Subscription Price for the Subscription Rights and the Oversubscription Privilege is $ 43 . 64 per full share of Common Stock . Please note that $ 43 . 64 is an estimated price only . The Subscription Price will be determined on June 17 , 2026 , the Expiration Date (unless extended) and could be higher or lower than the estimated Subscription Price depending on changes in the net asset value and market price of the Shares of Common Stock . Holder ID COY Signature of Owner and U.S. Person for Tax Certification Class Rights Qty Issued Rights Cert # Signature of Co - Owner (if more than one registered holder listed) Date (mm/dd/yyyy) X R T 2 04AO7B SUBSCRIPTION RIGHTS CERTIFICATE VOID IF NOT RECEIVED BY THE SUBSCRIPTION AGENT BEFORE 5:00 P.M. NEW YORK TIME ON THE EXPIRATION DATE: June 17, 2026 (unless extended) TORTOISE ENERGY INFRASTRUCTURE CORPORATION SUBSCRIPTION RIGHTS FOR SHARES OF COMMON STOCK (Complete appropriate section on reverse side of this form)

METHOD OF EXERCISE OF RIGHTS

IN ORDER TO EXERCISE YOUR SUBSCRIPTION RIGHTS, YOU MUST PROPERLY COMPLETE AND SIGN THIS RIGHTS CERTIFICATE BELOW AND RETURN IT IN THE ENVELOPE PROVIDED TO COMPUTERSHARE TOGETHER WITH PAYMENT IN FULL FOR AN AMOUNT EQUAL TO THE APPLICABLE ESTIMATED SUBSCRIPTION PRICE MULTIPLIED BY THE TOTAL NUMBER OF SHARES OF COMMON STOCK THAT YOU ARE REQUESTING TO PURCHASE TO COMPUTERSHARE, BEFORE 5:00 P.M., EASTERN TIME, ON JUNE 17, 2026.

Full payment of the exercise price for each share of common stock you wish to purchase be must be made in U.S. dollars by personal check.

Payments of the exercise price for the common stock will be held in a segregated account until five business days following the Expiration Date, unless Tortoise Energy Infrastructure Corp. withdraws or terminates the Subscription Rights offering. No interest will be paid to you on the funds you deposit with the Subscription Agent. You will not receive any interest on the payments held by the Subscription Agent before your shares have been issued to you or your payment is returned to you, without interest, because your exercise has not been satisfied for any reason.

PLEASE PRINT ALL INFORMATION CLEARLY AND LEGIBLY

SECTION 1: **OFFERING INSTRUCTIONS** (check the appropriate boxes)

IF YOU WISH TO SUBSCRIBE FOR YOUR FULL ENTITLEMENT OF SUBSCRIPTION RIGHTS:

☐ I apply for ALL of my entitlement of new shares pursuant to the basic subscription ____________________ (Rights Exercised) ÷ 3 = ______________ (no. of Common Shares) x $43.64 = $ ___________ (Estimated Subscription Price)

EXAMPLE: If you own 1,000 shares of common stock, your basic subscription right permits the purchase of 333 shares. [1,000 purchase rights / 3 = 333.333 with fractional shares rounded down to the nearest whole number].

☐ In addition, I apply for additional shares pursuant to the Oversubscription Privilege* ____________________ (no. of Common Shares) x $43.64 = $ ___________ (Estimated Subscription Price)

IF YOU DO NOT WISH TO APPLY FOR YOUR FULL ENTITLEMENT OF SUBSCRIPTION RIGHTS:

☐ I apply for ____________________ (no. of Common Shares) x $43.64 = $ ___________ (Estimated Subscription Price)

Amount of check or money order enclosed $ ___________

IF YOU DO NOT WISH TO EXERCISE YOUR RIGHT TO SUBSCRIBE:

Please disregard this mailing.

SECTION 2: **SUBSCRIPTION AUTHORIZATION:**

I acknowledge that I have received the Prospectus for this offering of Subscription Rights and I hereby subscribe for the number of shares indicated above on the terms and conditions specified in the Prospectus relating to the basic subscription and the Oversubscription Privilege in the Subscription Rights offering.

Signature of Subscriber(s)

____

(and address if different than that listed on this Subscription Certificate)

____

____

Telephone number (including area code) ____________________________

* You can only participate in the Oversubscription Privilege if you have subscribed for your full entitlement of new shares pursuant to the basic subscription.

Please complete all applicable information and return to: **COMPUTERSHARE TRUST COMPANY, N.A.**

By First Class Mail: Computershare Trust Company, N.A., Corporate Actions Voluntary Offer, P.O. Box 43011, Providence, RI 02940-3011

By Express Mail or Overnight Delivery: Computershare Trust Company, N.A., Corporate Actions Voluntary Offer, 150 Royall Street, Suite V, Canton, MA 02021

DELIVERY OF THIS SUBSCRIPTION CERTIFICATE TO AN ADDRESS OTHER THAN AS SET FORTH ABOVE DOES NOT CONSTITUTE A VALID DELIVERY.

Any questions regarding this Subscription Certificate and Subscription Rights Offering may be directed to EQ Fund Solutions, LLC, toll free at 1-800-814-0439.